Exhibit 99.1

Media:	Jeffrey Simek	Investors:	Judith Pirro
	(201) 269-6400		(201) 269-6047
	jeff_simek@medco.com		judith_pirro@medco.com

Medco Announces Organizational Realignment;

Executive Promotions

— Klepper named president, Chief Operating Officer

— Stevens nominated to Board of Directors

— Wentworth to lead Accredo Health

— Birch assumes expanded Employer Accounts Group role

FRANKLIN LAKES, N.J., March 1, 2006 – Medco Health Solutions, Inc. (NYSE:MHS) today announced a strategic organizational realignment designed to forge a tighter link between marketplace requirements and Medco’s business-support and client-service teams. This realignment expands several executive roles and includes the nomination of David D. Stevens to Medco’s board of directors.

“These changes are part of our continuing evolution as a business to create a more responsive organization that is closer to our customers, speeds our time-to-market and strengthens our ability to excel in high-growth markets,” said David B. Snow Jr., Medco chairman and CEO.

Among the changes, effective immediately:

Kenneth Klepper, formerly executive vice president and Chief Operating Officer, becomes Medco president and Chief Operating Officer. In addition to his continuing business operations oversight, Klepper assumes responsibility for sales and account management, previously consisting of four business groups reporting to Snow, and creating end-to-end accountability at the point of contact with the customer.

Timothy Wentworth, formerly president of Medco’s National Accounts Group, is named president and CEO of Accredo Health Group, Inc., Medco’s fast-growing specialty pharmacy organization. Wentworth will immediately assume Accredo’s operational responsibilities during a six-month transition of leadership. In this new role, Wentworth will report to Klepper.

David Stevens, formerly chairman and CEO of Accredo will remain Accredo chairman, and has been nominated to the Medco Board of Directors, pending shareholder approval, to fill a newly added seat. Stevens intends to transition out of his chairman’s role at Accredo this fall.

Bryan Birch becomes president of a new Employer Accounts Customer Group, reporting to Klepper, which integrates Systemed, where Birch had served as president, with the former National Accounts Group, previously headed by Wentworth. In this new role, Birch will assume responsibility for all activities related to employer clients, where the marketplace has evolved to a more consistent set of requirements for employer businesses, and which are increasingly served by a common set of benefits consultants. Brian Griffin continues as president, Health Plans; and Glenn Taylor continues as president, Key Accounts, both reporting to Klepper.

“Medco already has a strong leadership team; with these new assignments, we are creating a stronger Medco. I have great confidence that, in their new and expanded roles, Kenny, Tim and Bryan will enable our enterprise to move more quickly to meet the challenges of a rapidly changing marketplace,” Snow said. “Unifying our business operations and customer operations under Kenny Klepper will sharpen our ability to innovate and deliver, and ensures that accountability begins and ends with our customers. Likewise, uniting of our two employer-focused customer groups will create a more efficient and effective organization, delivering an elevated level of innovation and service to business clients of all sizes.”

Snow added: “David Stevens will add a new dimension to Medco’s board and ensures that we retain his knowledge and experience as we continue to grow our critically important specialty pharmacy business under the leadership of Tim Wentworth. Tim is an outstanding executive who has excelled in every aspect of his career, and whose skills will serve him well in meeting our high expectations for managing the future of our specialty pharmacy segment.”

About Medco

Medco Health Solutions, Inc. (NYSE:MHS) is a leader in managing prescription drug benefit programs that are designed to drive down the cost of pharmacy healthcare for private and public employers, health plans, labor unions and government agencies of all sizes. With its technologically advanced mail-order pharmacies and its award-winning Internet pharmacy, Medco has been recognized for setting new industry benchmarks for pharmacy dispensing quality. Medco serves the needs of patients with complex conditions requiring sophisticated treatment through its specialty pharmacy operation, which became the nation’s largest with the 2005 acquisition of Accredo Health. Medco, the highest-ranked prescription drug benefit manager on Fortune magazine’s list of “America’s Most Admired Companies,” is a Fortune 50 company with 2005 revenues of $38 billion. On the Net: http://www.medco.com.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the risks and uncertainties that affect our business, particularly those discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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